Exhibit 10.2
LATCH, INC.
COMMON STOCK RESTRICTION AGREEMENT
This COMMON STOCK RESTRICTION AGREEMENT (this “Agreement”) is dated as of May 15, 2023 (the “Effective Date”), and is between Latch, Inc., a Delaware corporation (the “Company”) and Jamie Siminoff (“Stockholder”).
RECITALS
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger dated as of May 15, 2023 (the “Merger Agreement”) between the Company, Honest Day’s Work, Inc., a Delaware Corporation (“HDW”) and certain other parties thereto, pursuant to which the Company will acquire all of the outstanding equity interests (the “HDW Shares”) of HDW (the “Transaction”);
WHEREAS, in connection with the closing of the transactions contemplated in the Merger Agreement (the “Closing”), and in exchange for his shares of capital stock in HDW, the Stockholder will receive merger consideration consisting of 19,075,349 shares of the Company’s Common Stock (the “Shares”);
WHEREAS, the Stockholder and the Company have entered into that certain Employment Agreement, dated as of May 15, 2023 (the “Employment Agreement”), pursuant to which Stockholder will serve as an employee of the Company; and
WHEREAS, Stockholder and the Company have agreed to enter into this Agreement to specify certain terms and conditions applicable to the Shares, which terms and conditions shall apply in addition to the terms and conditions set forth in Section 2.1(a) of the Latch Disclosure Schedule (as defined in the Merger Agreement).
NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the parties agree as follows:
1.Repurchase Option.
(a)In the event Stockholder ceases to be an employee of the Company or one of its subsidiaries (a “Service Provider”) for any or no reason, including, without limitation, by reason of Stockholder’s resignation or involuntary termination prior to the five-year anniversary of the Effective Date, subject to Section 2(b) below or any prior release pursuant to Section 2.1(a) of the Latch Disclosure Schedule, the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any Shares which have not yet been released from the Repurchase Option (the “Unreleased Shares”), at a price per share equal to the lesser of (x) the fair market value of the Shares at the time the Repurchase Option is exercised, as determined by the Company’s board of directors based on the most recent closing stock price on any applicable securities exchange (if applicable) and (y) $0.00005080 (the “Repurchase Price”), which amount represents the adjusted price per share paid by Stockholder for his HDW Shares (as adjusted to reflect the exchange ratio implied pursuant to the Merger Agreement). The Company must, if at all, exercise its Repurchase Option as to any or all of the Unreleased Shares within 30 days after Stockholder ceases to be a Service Provider; provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. (Pacific Time) as of the date that is 60 days following the date Stockholder ceases to be a Service Provider, unless the Company declines in writing to exercise its Repurchase Option prior to such time; and provided, further, that notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date in any case where such automatic exercise would result in a violation of applicable law. The Repurchase Option shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise.

(b)If the Company decides not to exercise its Repurchase Option, it shall notify Stockholder in writing within 30 days of the date Stockholder ceases to be a Service Provider and, following Stockholder’s receipt of such notice, all Unreleased Shares shall no longer be subject to the Repurchase Option. If the Repurchase Option is exercised, or deemed exercised, within 60 days of the date Stockholder ceases to be a Service Provider, the Company shall deliver payment to Stockholder, with a copy to the Escrow Agent (as defined in Section 3 hereof), by any of the following methods, in the Company’s sole discretion: (i) delivering to Stockholder or Stockholder’s executor a check in the amount of the aggregate Repurchase Price, (ii) canceling an amount of Stockholder’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price.
(c)In the event that the Repurchase Option is exercised or deemed exercised, the sole right and remedy of Stockholder thereafter shall be to receive the Repurchase Price, and in no case shall Stockholder have any claim of ownership as to any of the Unreleased Shares.
(d)The Company in its sole discretion may assign all or part of the Repurchase Option to one or more employees, officers, directors or stockholders of the Company or other persons or organizations; provided, that, after any such assignment, the Company remains secondarily liable for its obligations hereunder.
2.Release of Shares from Repurchase Option.
(a)Subject to the accelerated vesting provisions below, the Shares shall be released from the Repurchase Option at the same time and in the same amounts as such Shares are released from the restriction on transfer pursuant to Section 2.1(a) of the Latch Disclosure Schedule.
(b)In the event Stockholder ceases to be a Service Provider by reason of a termination by the Company without Cause (as defined in the Employment Agreement), a resignation for Good Reason (as defined in the Employment Agreement), or the Stockholder’s death or Disability (as defined in the Employment Agreement) (collectively, an “Involuntary Termination”), then a portion of the Unreleased Shares shall be immediately released from the Repurchase Option upon said Involuntary Termination in an amount equal to the greater of (i) the number of Shares that would have been released from the Repurchase Option if linear interpolation had been applied between the Share Price Thresholds (as defined in Section 2.1(a) of the Latch Disclosure Schedules) based on the 60 trading day volume weighted average price per share of Latch common stock as of the date of such Involuntary Termination and (ii) the number of Shares that equals the product of (a) the total number of all of the Shares multiplied by (b) the quotient of (x) the number of calendar days between Closing and the date of such Involuntary Termination divided by (y) 1,825, in the case of each of clause (i) and (ii), reduced by the number of Shares that have been previously released from the Repurchase Option; provided, however, that in no event will the total aggregate number of Shares that have been released from the Repurchase Option be less than 40% of the total number of Shares pursuant to this Section 2(b).
(c)Subject to the provisions of Section 3, the Shares which have been released from the Company’s Repurchase Option shall be delivered to Stockholder at Stockholder’s request.
3.Escrow.
(a)Generally.
(i)Deposit. As security for the faithful performance of this Agreement, Stockholder agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached to this Agreement, executed by Stockholder and by Stockholder’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or to another designee of the Company (the “Escrow Agent”). These documents shall be held by the Escrow Agent pursuant to the following provisions set forth below.
(ii)Rights in Escrow Shares. Subject to the terms hereof, Stockholder shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares. If, from time to time during the term of the Repurchase Option, there is (A) any stock dividend, stock split, reverse stock split or other change in the Shares, or (B) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which Stockholder is entitled by reason of Stockholder’s ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option.
(b)Escrow Provisions.
(i)In the event that the Company and/or any assignee of the Company exercises the Repurchase Option set forth in the Agreement, the Company shall give to Stockholder and Escrow Agent a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time and location for a closing hereunder. Stockholder and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice in accordance with the terms of said notice.
(ii)At such closing, Escrow Agent is directed (A) to date the stock assignments necessary for the transfer in question, (B) to fill in the number of shares being transferred, and (C) to deliver both, together with the certificate evidencing the shares to be transferred, to the Company against the simultaneous delivery to Escrow Agent of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.
(iii)Stockholder irrevocably authorizes the Company to deposit with Escrow Agent any certificates evidencing shares of stock to be held by Escrow Agent hereunder and any additions and substitutions to said shares as defined in the Agreement. Stockholder does hereby irrevocably constitute and appoint Escrow Agent as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this section, Stockholder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by Escrow Agent.
(c)Escrow Agent shall be an intended third party beneficiary of this Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stockholder while acting in good faith and in the exercise of Escrow Agent’s own good judgment, and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.
(d)The Company hereby expressly agrees to indemnify and hold harmless, and Stockholder hereby agrees to hold harmless, Escrow Agent and Escrow Agent’s designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by Escrow Agent and Escrow Agent’s designees, directly or indirectly, as a result of any of Escrow Agent’s actions or omissions or those of Escrow Agent’s designees while acting in good faith and in the exercise of Escrow Agent’s judgment under this Agreement, exhibits hereto or written instructions from the Company or Stockholder hereunder, except to the extent that Escrow Agent or Escrow Agent’s designees acted with fraud, gross negligence or willful misconduct.
(e)Escrow Agent shall be entitled to employ, at the Company’s expense, such legal counsel and other experts as Escrow Agent may deem necessary to advise Escrow Agent in connection with Escrow Agent’s obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

(f)Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent’s employment with the Company shall terminate for any reason. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
(g)If Escrow Agent reasonably requires other or further instruments in connection with the provisions of this section or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
(h)It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by Escrow Agent hereunder, Escrow Agent is authorized and directed to retain in Escrow Agent’s possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.
4.Tax Advisors.  Stockholder has reviewed with Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Merger Agreement and this Agreement. Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Stockholder understands that Stockholder (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Merger Agreement and this Agreement and Stockholders expressly agrees that Stockholder will pay all such taxes when due, provided, however that nothing herein shall preclude Stockholder from contesting any assessment of tax liability from any taxing authority. Subject to the foregoing proviso, Stockholder will, upon written request from the Company, provide to the Company such documents or other materials as may be reasonably requested by the Company to demonstrate payment of such taxes. In the event any taxing authority assesses any tax liability against the Company (whether for withholding or otherwise) arising from the issuance of the Shares to the Stockholder in connection with the transactions contemplated by the Merger Agreement and this Agreement, the Stockholder and the Company will reasonably cooperate in connection with responding to or contesting such assessment. Without limiting the foregoing, Stockholder will file an election covering the Shares under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND STOCKHOLDER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF STOCKHOLDER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON STOCKHOLDER’S BEHALF.
5.Transfer Restrictions.  Stockholder shall not transfer, assign, encumber, gift, pledge, hypothecate or otherwise dispose of any Unreleased Shares or any beneficial interest in such Unreleased Shares.
6.Investment Representations. Stockholder represents, warrants and covenants to the Company as follows:
(a)Receipt for Own Account. Stockholder is receiving the Shares for Stockholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.
(b)No Public Market. Stockholder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Stockholder’s investment intent as expressed herein.
(c)Restricted Securities. Stockholder understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder further acknowledges and understands that the Company is under no obligation to register or qualify the Shares for resale. Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Stockholder’s control, and which the Company is under no obligation and may not be able to satisfy.
(d)Economic Risk. Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
(e)Stockholder Address. If Stockholder is an individual, then Stockholder resides in the state or province identified in the address of Stockholder set forth on the signature page hereto; if Stockholder is a partnership, corporation, limited liability company or other entity, then the office or offices of Stockholder in which its investment decision was made is located at the address or addresses of Stockholder set forth on the signature page hereto.
(f)Bad Actor Disqualifying Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Stockholder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity that is a beneficial owner of Stockholder’s securities for purposes of Rule 506(d) of the Securities Act
7.Legends. Stockholder understands and agrees that the certificates or book-entry records evidencing the Shares may bear the following legends in substantially the following form (in addition to any legend required by this Agreement or under applicable state securities laws or any legend as provided under the Merger Agreement):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT HELD BY THE COMPANY OR ITS ASSIGNEE(S) AS SET FORTH IN THE STOCK RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS ARE BINDING ON THESE SHARES.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO A STOCK RESTRICTION AGREEMENT, AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”
8.Employment at Will. STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). STOCKHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT

CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH STOCKHOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE STOCKHOLDER’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.
9.Miscellaneous.
(a)Voluntary Nature of Agreement. Stockholder acknowledges and agrees that he/she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Stockholder further acknowledges and agrees that he/she has carefully read this Agreement and that he/she has asked any questions needed to fully understand the terms, consequences, and binding effect of this Agreement. Stockholder agrees that he/she has been provided an opportunity to seek the advice of an attorney of his/her choice before signing this Agreement.
(b)Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Stockholder.
(c)Notices.  All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) subject to the below, immediately upon delivery by hand or by email transmission, in each case, addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing. Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any business day after 5:00 p.m., Pacific time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., Pacific time, on the next business day. From time to time, any party may provide notice to the other parties of a change in its address or email address through a notice given in accordance with this Section 9(c). With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws, each Stockholder agrees that such notice may be given by facsimile or e-mail. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(d)Governing Law.  This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(e)Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(f)Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.
(g)Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(h)Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.
(i)Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
(j)Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
(k)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to the Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
(l)Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
(m)Adjustment for Stock Split; Successor Securities. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement. In the event the Shares are converted into or exchanged for any other securities or property, the Repurchase Option and other terms and conditions of this Agreement shall apply to such securities or property mutatis mutandis.
(n)Rights as Stockholder. Subject to the terms and conditions of this Agreement, Stockholder shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Stockholder delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement), and until such time as Stockholder disposes of the Shares in accordance with this Agreement. Upon such transfer, Stockholder shall have no further rights as a holder of such Shares so received except (in the case of a transfer to the Company) the right to receive payment for the Shares so received in accordance with the provisions of this Agreement, and Stockholder shall forthwith cause any certificate(s) evidencing the Shares so received to be surrendered to the Company for transfer or cancellation.
(o)Reliance on Counsel and Advisors. Stockholder acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Stockholder is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

[Signature Page Follows]

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. Stockholder agrees to notify the Company of any change in his or her address below.

STOCKHOLDER	LATCH, INC., a Delaware corporation
/s/ James Siminoff	/s/ Priyen Patel
James Siminoff	Priyen Patel,
General Counsel and Secretary
Stockholder Address:

Email:

Exhibit A
Section 83(b) Election

ELECTION UNDER SECTION 83(b)
OF THE U.S. INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:		TAXPAYER ID NO.

Street Address	City	State	Zip
NAME OF SPOUSE		TAXPAYER ID NO.
Taxable Year: Calendar 2023
2.    The property with respect to which the election is made is described as follows:
[______] shares of Common Stock of Latch, Inc., a Delaware corporation (the “Company”).
3.    The date on which the property was transferred is: __________, 2023
4.    The property is subject to the following restrictions: Repurchase option in favor of the Company upon termination of taxpayer’s employment or consulting relationship, which Repurchase option, as well as a restriction on transfer, shall exist for a 5-year period subject to earlier release upon achievement of certain share price thresholds.
5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $[●].
6.    The amount (if any) paid for such property: $[●].
7.     The amount to include in gross income is $0.00.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	__________, 2023

Dated:	__________, 2023
Spouse

Exhibit B
Stock Power
FOR VALUE RECEIVED and pursuant to that certain Common Stock Restriction Agreement dated as of [●], 2023, the undersigned hereby sells, assigns and transfers unto ________________________, ______________________ (______) shares of Common Stock of Latch, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number ______________ delivered herewith, and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
Dated:______________ ___, _____

STOCKHOLDER:

By:

STOCKHOLDER SPOUSE

By:

Instruction: Please do not fill in any blanks other than the signature and name lines.